EXHIBIT 99.2

FOR IMMEDIATE RELEASE PRESS RELEASE October 29, 2010

Angiotech Pharmaceuticals, Inc. Releases Selected Projected Financial Information

Vancouver, BC, October 29, 2010 – In September 2010, Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI; TSX: ANP) (“Angiotech” or the “Company”) entered into confidentiality, non-disclosure and non-use agreements (as amended, the “Confidentiality Agreements”) with certain beneficial holders of and/or investment advisors with investment discretion over the Company’s 7.75% Senior Subordinated Notes (the “Subordinated Noteholders”) in order to facilitate discussion of a possible recapitalization transaction. Pursuant to the Confidentiality Agreements, Angiotech disclosed information, including certain non-public information (the “Non-Public Information”), to such Subordinated Noteholders’ financial and legal advisors. The Confidentiality Agreements require that Angiotech now disclose certain of the Non-Public Information.

As previously announced on October 1, 2010, Angiotech determined, in connection with discussions with the Subordinated Noteholders, that it would not make interest payments totaling approximately $9.7 million due to holders of Angiotech’s 7.75% Senior Subordinated Notes on October 1, 2010. As described in Angiotech’s press release on October 29, 2010, Angiotech has reached an agreement with the Subordinated Noteholders on the material terms of a recapitalization transaction. Upon implementation, the proposed recapitalization transaction is expected to eliminate $250 million in total indebtedness and provide significant improvements to Angiotech’s credit ratios, liquidity and financial flexibility.

Angiotech has not made any determination as to whether the Non-Public Information disclosed pursuant to the Confidentiality Agreements may be deemed material to existing or potential investors in making an investment decision or for any other purpose.

Angiotech does not, as a matter of course, publish its business plans, budgets or strategies or make publicly available projections or forecasts of its anticipated financial position, results of operations, capital expenditures or capital requirements. The Non-Public Information provided to the Subordinated Noteholders was not prepared for public disclosure and is included in this press release only because such information was made available to the Subordinated Noteholders. Subject to applicable securities law, Angiotech does not intend to or anticipate that it will, and disclaims any obligation to, furnish updated business plans, budgets, strategies, projections or forecasts or similar forward looking information to holders of securities issued by Angiotech or to include such information in documents required to be filed with the applicable United States or Canadian securities regulatory authorities or otherwise make such information publicly available.

The projections and other forward looking financial information found herein were not, when made, and are not, historical facts but are forward looking statements about the objectives, strategies, financial conditions, results of operations and businesses of Angiotech and its subsidiaries and are subject to important risks, uncertainties and assumptions. The forward looking statements and projections set out in this press release are, in the case of Angiotech’s Base Medical Products and Proprietary Medical Products businesses, based upon Angiotech’s reasonable estimates, assumptions and expectations about these businesses and the markets in which Angiotech operates at the time such information was prepared, or in the case of Angiotech’s Royalty business, are derived based upon certain publicly available information, including analyst reports and other sources, regarding expectations for certain products, in particular for sales of paclitaxel-eluting stents by certain of our partners from which we derive or expect to derive royalty revenue pursuant to intellectual property licensing agreements with those partners. In each case, such projections or forward looking statements are subject to significant business, economic, competitive and other uncertainties and contingencies (including those set out under the heading “Risk Factors” contained in Angiotech’s Annual Report on Form 10-K for the year ended December 31, 2009, as updated in Angiotech’s most recent Form 10-Q and Management’s Discussion and Analysis for the six months ended June 30, 2010), which are beyond Angiotech’s or our partners’ control.

In addition, forward looking statements reflect numerous assumptions by Angiotech and industry analysts with respect to future events, economic, competitive and regulatory conditions, financial market conditions and future business decisions, including, but not limited to: (i) a successful recapitalization transaction; (ii) the absence of a material adverse effect on Angiotech’s business on a going forward basis resulting from any recapitalization transaction or otherwise; (iii) a continuation of business arrangements on substantially the same basis as existed prior to the recapitalization transaction; (iv) the availability of liquidity and capital resources in the future to fund certain investments in sales, marketing, working capital and research and development; and (v) Angiotech’s estimates as to future product sales, royalty revenue and estimates of operating expenses and working capital necessary to support Angiotech’s various business initiatives.

The results, estimates, projections, events or other forward looking information predicted in any forward looking statements may differ materially from actual results or events. Known or unknown risks, trends or uncertainties may affect Angiotech’s businesses. In addition, the information in this news release does not contemplate the outcome if Angiotech is unable to complete the proposed recapitalization transaction or is unable to generate or access additional liquidity and capital resources to support its business and investment initiatives, and therefore pursues alternative options such as a prolonged Companies’ Creditors Arrangement Act (Canada) (“CCAA”) proceeding or other similar proceedings.

Angiotech has developed the following financial projections for its Base Medical Products Segment and its Proprietary Medical Products Segment. The following projections are not comparable with historical business unit revenue figures as reported in prior quarterly results, as certain products included in our Proprietary Medical segment in our previous historical results have been included as part of our Base Medical Products Segment for purposes of the projections below. All figures are illustrated in millions of U.S. dollars.

REVENUE	2010E	2011E	2012E	2013E
Base Segment	$171	$173	$182	$191
Proprietary Segment	$50	$87	$131	$162
TOTAL	$221	$260	$313	$353

ADJUSTED CASH EBITDA	2010E	2011E	2012E	2013E
Base Segment	$42	$45	$49	$52
Proprietary Segment	($38)	($35)	($28)	$6
TOTAL	$4	$10	$21	$58

Angiotech has derived, based primarily on publicly available analyst and industry reports, the following financial projections for its Royalty Segment. All figures are illustrated in millions of U.S. dollars.

ROYALTY SEGMENT	2010E	2011E	2012E	2013E
Total Revenue	$32	$35	$46	$56
Total Adjusted Cash EBITDA	$26	$29	$38	$46

Angiotech has developed the following consolidated financial projections. Net cash flow prior to financing as illustrated below excludes the effect of any future financing transaction that may provide additional liquidity and capital resources to the Company for investment in working capital and its various business initiatives. Furthermore, net cash flow prior to financing includes estimates for certain monthly restructuring-related professional fees in 2010E but excludes all restructuring-related charges, fees and expenses thereafter. These expenses are expected to be significant and will vary depending on the time or process required to complete the proposed recapitalization transaction. All figures are illustrated in millions of U.S. dollars.

CONSOLIDATED	2010E	2011E	2012E	2013E
Revenue	$253	$295	$359	$409
Adjusted Cash EBITDA	$29	$39	$59	$105
Net Cash Flow Prior to Financing	($2)	($19)	$25	$78

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2010 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission (“SEC”). For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2009 filed with the SEC on Form 10-K, as amended, and our quarterly report for the 2nd quarter of 2010 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2010 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Rick Smith

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

ir@angio.com